Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the filing of the financial statements of Cybermesh International Corp. into Form 10-K for the year ended May 31, 2008.

/s/ Robert G. Jeffrey --------------------- Robert G. Jeffrey

Wayne, New Jersey 07470 August 28, 2008

CONSENT-CYBERMESH/HD